   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1999
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  SAFEWAY INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                           5918 Stoneridge Mall Road                     94-3019135
(State or other jurisdiction of            Pleasanton, California 94588                 (I.R.S. Employer
incorporation or organization)    (Address of principal executive offices) (Zip)       Identification Number)

                              --------------------

                           RANDALLS FOOD MARKETS, INC.
                            ESOP/401(K) SAVINGS PLAN

                          DOMINICK'S FINER FOODS, INC.
                             401(K) RETIREMENT PLAN
                         FOR UNION EMPLOYEES, AS AMENDED

                          DOMINICK'S FINER FOODS, INC.
                             401(K) RETIREMENT PLAN
                       FOR NON-UNION EMPLOYEES, AS AMENDED

                           (Full titles of the plans)

                              --------------------

                              Michael C. Ross, Esq.
              Senior Vice President, Secretary And General Counsel
                                  SAFEWAY INC.
                            5918 Stoneridge Mall Road
                          Pleasanton, California 94588
                                 (925) 467-3000
 (Name, address and telephone number, including area code, of agent for service)
                                   Copies to:
                              Scott R. Haber, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600

                              --------------------

                         Calculation of Registration Fee

=================================================================================================
                                                                Proposed
                                             Proposed            Maximum
      Title of             Amount             Maximum           Aggregate          Amount of
   Securities to            to be         Offering Price        Offering         Registration
 be Registered (1)       Registered          Per Share          Price (2)             Fee
-------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value
-------------------------------------------------------------------------------------------------
Randalls Food             2,500,000             (2)            $93,225,000        $24,611.40
Markets, Inc.
ESOP/401(k) Savings
Plan
-------------------------------------------------------------------------------------------------
Dominick's Finer Foods,   1,000,000             (2)            $37,290,000         $9,844.56
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Inc. 401(K)
Retirement Plan for
Union Employees, as
amended
-------------------------------------------------------------------------------------------------
Dominick's Finer            500,000             (2)            $18,645,000         $4,922.28
Foods, Inc. 401(K)
Retirement Plan for
Non-Union Employees,
as amended
=================================================================================================
Total                     4,000,000             (2)           $149,160,000        $39,378.24
=================================================================================================

(1) In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Randalls Food Markets, Inc. ESOP/401(k) Savings Plan, the Dominick's Finer Foods, Inc. 401(K) Retirement Plan for Union Employees, as amended, and the Dominick's Finer Foods, Inc. 401(K) Retirement Plan for Non-Union Employees, as amended, described herein.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for the shares registered hereunder (the average ($37.29) of the high ($37.94) and low ($36.63) prices for the Company's Common Stock quoted on the New York Stock Exchange on November 23, 1999).

                                       I.
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

               The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                      II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               We incorporate by reference the following documents we or the Randalls Food Markets, Inc. ESOP/401(k) Savings Plan, the Dominick's Finer Foods, Inc. 401(K) Retirement Plan for Union Employees, as amended, and the Dominick's Finer Foods, Inc. 401(K) Retirement Plan for Non-Union Employees, as amended (collectively, the "Plans") filed with the Commission pursuant to
Section 13 of the Exchange Act (Commission file number 1-41):

                  - Safeway's Annual Report on Form 10-K for the fiscal year ended January 2, 1999;

                  - Safeway's Quarterly Report on Form 10-Q for the period ended March 27, 1999;

                  - Safeway's Quarterly Report on Form 10-Q for the period ended June 19, 1999;

                  - Safeway's Quarterly Report on Form 10-Q for the period ended September 11, 1999;

                  - Safeway's Current Reports on Form 8-K dated February 11, 1999, February 23, 1999, April 23, 1999, August 4, 1999
                      and September 14, 1999;

                  - Description of our common stock contained in our registration statement on Form 8-A filed with the Commission on February 20, 1990, including the amendment on Form 8 dated March 26, 1990; and

                  - All documents filed by us or the Plans with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

               Information that we or the Plans file later with the Commission will automatically update and supersede this information.

ITEM 4.  DESCRIPTION OF SECURITIES.

               Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the Delaware General Corporation law and Article III, Section 13 of the Company's bylaws, under certain circumstances, provide for the indemnification of the Company's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article III, Section 13 of the Company's bylaws.

               In general, any officer, director, employee or agent will be indemnified against expenses, including attorney's fees, fines, settlements or judgments, which were actually and reasonably incurred, in connection with a legal proceeding, other than one brought by or on behalf of the Company, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in or not opposed to the Company's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interest, but no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware, or the court in which such action was brought, determines upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such Court of Chancery or such other court shall deem proper.

               Any indemnification under the previous paragraphs (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct set forth above. Such determination will be made (i) by the Company's board of directors by a majority vote of a quorum of disinterested directors who were not parties to such actions, (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent that a director, officer, employee or agent of the Company is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, he will be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

               Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by the Company's bylaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company's board of directors deems appropriate.

               The indemnification and advancement of expenses provided by, or granted pursuant to, Section 13 of the Company's bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. If a claim for indemnification or payment of expenses under Section 13 of the Company's bylaws is not paid in full within ninety (90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company has the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

               The Company's board of directors may authorize, by a vote of a majority of a quorum of the Company's board of directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Section 13 of the Company's bylaws. The Company's board of directors may authorize the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Company's board of directors so determines, greater than those provided for in Section 13 of the Company's bylaws.

               The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

ITEM 8.  EXHIBITS.

   4.1 Randalls Food Markets, Inc. ESOP/401(k) Savings Plan (amended and restated as of April 1, 1997).

   4.2      First Amendment to the Randalls Food Markets, Inc. ESOP/401(k)
            Savings Plan.

   4.3      Second Amendment to the Randalls Food Markets, Inc. ESOP/401(k)
            Savings Plan.

   4.4      Third Amendment to the Randalls Food Markets, Inc. ESOP/401(k)
            Savings Plan.

   4.5      Fourth Amendment to the Randalls Food Markets, Inc. ESOP/401(k)
            Savings Plan.

   4.6      Dominick's Finer Foods, Inc. 401(K) Retirement Plan for Union
            Employees, as amended.

   4.7      Dominick's Finer Foods, Inc. 401(K) Retirement Plan for Non-Union
            Employees, as amended.

   5.1      Randalls Plan Internal Revenue Service Determination letter (see
            Item 9(d)).

   5.2      Dominick's Union Plan Internal Revenue Service Determination letter
            (see Item 9(d)).

   5.3 Dominick's Non-Union Plan Internal Revenue Service Determination letter (see Item 9(d)).

  23.1      Consent of Deloitte & Touche LLP.

  24 Power of Attorney. (Incorporated by reference in the signature page to the Registration Statement).

---------------


ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Pursuant to Item 8(b) of Form S-8, in lieu of an Internal Revenue Service ("IRS") determination letter that the Plans are qualified under Section 401 of the Internal Revenue Code, the undersigned registrant hereby undertakes that it has submitted the Plans and the amendments thereto, and will submit any future amendments, to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plans.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 2nd day of December 1999.

                                        SAFEWAY INC.

                                        By: /s/ MICHAEL C. ROSS
                                            ------------------------------------
                                            Michael C. Ross
                                            Senior Vice President, Secretary and
                                            General Counsel


                                POWER OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Michael C. Ross with full power of substitution and full power to act without the other, such person's true and lawful attorney-in-fact and agent to act for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 2, 1999.

                Signature                                             Title
                ---------                                             -----
/s/ Steven A. Burd                               Chairman, President and Chief Executive Officer
------------------------------------------       (Principal Executive Officer)
Steven A. Burd

/s/ David G. Weed                                Executive Vice President, Chief Financial Officer
------------------------------------------       (Principal Financial Officer and Principal
David G. Weed                                    Accounting Officer)

/s/ James H. Greene, Jr.                         Director
------------------------------------------
James H. Greene, Jr.

/s/ Paul Hazen                                   Director
------------------------------------------
Paul Hazen

/s/ Henry R. Kravis                              Director
------------------------------------------
Henry R. Kravis

/s/ Robert I. MacDonnell                         Director
------------------------------------------
Robert I. MacDonnell

/s/ Peter A. Magowan                             Director
------------------------------------------
Peter A. Magowan

/s/ George R. Roberts                            Director
------------------------------------------
George R. Roberts

/s/ Rebecca A. Stirn                             Director
------------------------------------------
Rebecca A. Stirn

/s/ William Y. Tauscher                          Director
------------------------------------------
William Y. Tauscher

               Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended, the Benefit Plans Committee has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, Texas on December 1, 1999.

                                     RANDALLS FOOD MARKETS, INC.
                                     ESOP/401(K) SAVINGS PLAN

                                     By:      /s/  Janice R. Schilmoeller
                                            ---------------------------------
                                            Name: Janice R. Schilmoeller
                                            Title: Vice President of Risk
                                                   Management

               Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended, the Benefit Plans Committee has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Hartford, Connecticut on December 1, 1999.


                                  DOMINICK'S FINER FOODS, INC. 401(K) RETIREMENT PLAN FOR UNION EMPLOYEES, AS AMENDED

                                  By:      /s/ Dewayne Howard
                                         ---------------------------------------
                                         Name: Dewayne Howard
                                         Title: Director of Human Resources of
                                                Dominick's Finer Foods, Inc.

               Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended, the Benefit Plans Committee has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Hartford, Connecticut on December 1, 1999.


                                  DOMINICK'S FINER FOODS, INC. 401(K) RETIREMENT PLAN FOR NON-UNION EMPLOYEES, AS AMENDED

                                  By:      /s/ Dewayne Howard
                                         ---------------------------------------
                                         Name: Dewayne Howard
                                         Title: Director of Human Resources of
                                                Dominick's Finer Foods, Inc.

                                INDEX TO EXHIBITS

 Exhibit

   4.1 Randalls Food Markets, Inc. ESOP/401(k) Savings Plan (amended and restated as of April 1, 1997).

   4.2      First Amendment to the Randalls Food Markets, Inc. ESOP/401(k)
            Savings Plan.

   4.3      Second Amendment to the Randalls Food Markets, Inc. ESOP/401(k)
            Savings Plan.

   4.4      Third Amendment to the Randalls Food Markets, Inc. ESOP/401(k)
            Savings Plan.

   4.5      Fourth Amendment to the Randalls Food Markets, Inc. ESOP/401(k)
            Savings Plan.

   4.6      Dominick's Finer Foods, Inc. 401(K) Retirement Plan for Union
            Employees, as amended.

   4.7      Dominick's Finer Foods, Inc. 401(K) Retirement Plan for Non-Union
            Employees, as amended.

   5.1      Randalls Plan Internal Revenue Service Determination letter (see
            Item 9(d)).

   5.2      Dominick's Union Plan Internal Revenue Service Determination letter
            (see Item 9(d)).

   5.3 Dominick's Non-Union Plan Internal Revenue Service Determination letter (see Item 9(d)).

  23.1      Consent of Deloitte & Touche LLP.

  24 Power of Attorney. (Incorporated by reference in the signature page to the Registration Statement).